Exhibit 8.1
[Letterhead of RiddellWilliams P.S.]
[To be signed and dated the effective date of the Registration Statement]
Redhook Ale Brewery, Incorporated
14300 NE 145th Street, Suite 210
Woodinville, WA 98072-6950
Ladies and Gentlemen:
This opinion is being delivered to you in connection with a registration statement, as amended (the “Registration Statement”), on Form S-4, which includes a joint proxy statement/prospectus, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File No. 333-149908) pursuant to the Agreement and Plan of Merger dated as of November 13, 2007, as amended, by and between Redhook Ale Brewery, Incorporated, a Washington corporation (“Redhook”), and Widmer Brothers Brewing Company, an Oregon corporation (“Widmer”), including exhibits and schedules thereto (the “Merger Agreement”). The Merger Agreement provides for the merger (the “Merger”) of Widmer with and into Redhook, with Redhook as the surviving entity, on the terms and conditions set forth therein.
All section references herein, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “ Code”).
We have acted as counsel to Redhook in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof), the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):
(a)	the Merger Agreement;

(b)	the Registration Statement;

(c)	tax representation letters dated [the effective date of the Registration Statement] from officers of each of Redhook and Widmer (the “Tax Representation Certificates”); and

(d)	such other instruments and documents as we have deemed necessary or appropriate.

Redhook Ale Brewery, Incorporated
[Date], 2008

In connection with rendering this opinion, we have assumed (without any independent investigation or verification) that:
(i)	Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(ii)	All representations, warranties, and statements made or agreed to by Redhook and Widmer and by their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to (x) those set forth in the Merger Agreement (including exhibits thereto), (y) those set forth in the Registration Statement, and (z) those set forth in the Tax Representation Certificates, are, or will be, true, complete and accurate at all relevant times;

(iii)	Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification;

(iv)	All covenants contained in the Merger Agreement (including exhibits thereto) will be performed without waiver or breach of any material provision thereof; and

(v)	The Merger will be consummated in accordance with the Merger Agreement without any waiver or breach of any provision thereof, and the Merger will be effective under applicable state laws.
Based upon and subject to our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed and believe that the discussion of federal income tax issues contained in the Registration Statement under the caption “THE MERGER – Material United States Federal Income Tax Consequences,” insofar as it relates to statements of law and legal conclusions, is correct in all material respects.
This opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, administrative regulations and published rulings and changes in those laws and Regulations could affect the opinions reached herein and could have retroactive effect. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise you of any such developments in the laws.